                                                                    Exhibit 2.3



                AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER



   This AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into this 15th day of May, 2002 by and among The Aristotle Corporation, a Delaware corporation (the "Company"), Geneve Corporation, a Delaware corporation ("Parent"), Nasco Holdings, Inc., a Wisconsin corporation ("Nasco Holdings") and Nasco International, Inc., a Wisconsin corporation ("Nasco") (each a "Party" and collectively the "Parties").



   WHEREAS, The Parties have entered into that certain Agreement and Plan of Merger dated as of November 27, 2001, as amended (the "Merger Agreement");



   WHEREAS, the Parties now desire to amend the Merger Agreement as set forth herein; and



   WHEREAS, the Parties desire in all other respects to continue their obligations as set forth in the Merger Agreement;



   NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound agree as follows:



   SECTION 1. Amendment. The Parties agree that the Merger Agreement is hereby amended so that the reference in Section 8.01(b) to June 12, 2002 is amended so as to be a reference to June 30, 2002.



   SECTION 2.  Miscellaneous.



   (a) No Other Amendments. Except as specifically provided in this Amendment, no other amendments, revisions or changes are made to the Merger Agreement. All other terms and conditions of the Merger Agreement remain in full force and effect.



   (b) Conforming References. Upon the effectiveness of this Amendment, each reference in the Merger Agreement to "this Agreement," "hereunder," "herein," or other words of like import, shall mean and be a reference to the Merger Agreement as amended hereby.



   (c) Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the conflict of law principles thereof.



   (d) Counterparts. This Amendment may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                     [this space intentionally left blank]

   IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Agreement and Plan of Merger as of the day and year first above written.



                          THE ARISTOTLE CORPORATION

                          By:  /s/  John J. Crawford
                              _________________________
                          Name: John J. Crawford
                          Title: Chairman and President

                          GENEVE CORPORATION

                          By:  /s/  Steven B. Lapin
                              _________________________
                          Name: Steven B. Lapin
                          Title: President

                          NASCO HOLDINGS, INC.

                          By:  /s/  Steven B. Lapin
                              _________________________
                          Name: Steven B. Lapin
                          Title: President

                          NASCO INTERNATIONAL, INC.

                          By:  /s/  Steven B. Lapin
                              _________________________
                          Name: Steven B. Lapin
                          Title: Vice President